UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

784 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At our Annual Meeting of stockholders held on June 15, 2015, or the Annual Meeting, our stockholders approved Amendment No. 5 to our 2010 Stock Incentive Plan, as amended, or the 2010 Plan, which amendment had previously been adopted by our Board of Directors, subject to shareholder approval, to increase the number of shares of our common stock that may be issued pursuant to awards granted under the 2010 Plan by an additional 2,300,000 shares. The description of the 2010 Plan set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the 2010 Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Key features of the 2010 Plan are summarized as follows:

Number of Shares Available for Award

Up to 9,785,000 shares of our common stock may be issued pursuant to awards granted under the 2010 Plan, subject to adjustment in the event of stock splits, stock dividends and other similar events. Shares issued under the 2010 Plan may be authorized and unissued shares, or may be issued from shares that we have reacquired (provided that open-market purchases of shares using the proceeds from the exercise of awards do not increase the number of shares available for future grants).

The 2010 Plan uses a “fungible share” concept under which awards of options and stock appreciation rights, or SARs, cause one share per covered share to be removed from the available share pool, while awards of restricted stock, restricted stock units, or other stock-based awards where the price charged for the award is less than 100% of the fair market value of our common stock will be counted against the pool as 1.35 shares. Shares covered by awards under the 2010 Plan that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will be credited back to the pool at the same rates described above. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not available for issuance pursuant to new awards. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued.

Types of Awards

The 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, nonstatutory stock options, SARs, restricted stock, restricted stock units and other stock-based and cash-based awards as described below.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options must be granted at an exercise price equal to or greater than the fair market value of our common stock on the date of grant. Under the 2010 Plan, options may not be granted for a term in excess of ten years. Options may not provide for the automatic grant of additional shares in connection with the exercise of the original option, and options may not provide for the payment or accrual of dividend equivalents. The 2010 Plan permits the following forms of payment of the exercise price of options:

•	payment by cash, check or, subject to certain conditions, in connection with a “cashless exercise” through a broker;

•	subject to certain conditions, surrender to the company of shares of our common stock;

•	subject to certain conditions, “net exercise” in which a portion of the shares to be issued on exercised are withheld to pay the exercise price;

•	any other lawful means; or

•	any combination of these forms of payment.

Director Options. The 2010 Plan provides for the automatic grant of options to members of our board of directors who are not employees as follows:

•	Each non-employee director initially elected to the board will receive, on the date of his or her initial election to the board, a nonstatutory option to purchase 30,000 shares of our common stock, subject to stock splits, stock dividends and other similar events. Shares subject to each such option will become exercisable in equal quarterly installments (with respect to one-eighth of the shares subject to the option grant per installment) beginning at the end of the first quarter after the date of grant, provided that the holder of the option continues to serve as a director.

•	Each non-employee director shall, on the date of each annual stockholders meeting after his or her initial election to the board, receive a nonstatutory option to purchase 15,000 shares of common stock, subject to stock splits, stock dividends and other similar events. Shares of common stock subject to each such option will be exercisable in equal quarterly installments (with respect to one-fourth of the shares subject to the option grant per installment) beginning at the end of the first quarter after the date of grant, provided that the holder of the option continues to serve as a director.

•	Each non-employee director who serves in the following positions will receive additional nonstatutory options to purchase shares of our common stock in the amounts indicated below upon the date of commencement of service in such position and upon the date of each anniversary thereafter that such individual is continuing to serve in such position. Each of these grants will be exercisable in equal quarterly installments (with respect to one-fourth of the shares subject to the option grant per installment) beginning at the end of the first quarter after the date of grant, provided that the holder of such option continues to serve in the applicable position and subject to stock splits, stock dividends and other similar events:

Position	Stock Option Grant

Chair of the Board	12,000 shares

Lead Outside Director, if not Chair of the Board	10,000 shares

Chair of Research and Development Committee	4,000 shares

Chair of Audit Committee	4,000 shares

Chair of Compensation Committee	2,000 shares

Chair of Nominating and Corporate Governance Committee, if not Lead Outside Director	2,000 shares

Each automatic grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date (or, if the grant date is not a trading day, the trading day immediately prior to the grant date) and will have a term of 10 years, subject to earlier termination following the optionee’s cessation of board service unless otherwise modified by our board of directors. In addition, these options will immediately vest in full upon certain changes in control or ownership or upon the optionee’s death or disability while a board member. Our board of directors retains the specific authority to increase or decrease the number of shares subject to options granted to non-employee directors under the 2010 Plan.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive an amount in common stock, cash, or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may be granted independently or in tandem with a stock option.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to the right of the company to repurchase some or all of those shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the restriction period established for that award. The right to receive any dividends with respect to restricted stock will be conditioned on the vesting of the award.

Restricted Stock Unit Awards. Restricted stock unit awards, or RSUs, entitle the recipient to receive shares of our common stock to be delivered at the time the shares vest pursuant to the terms and conditions established by our board of directors. The right to receive any dividend equivalents with respect to RSUs, if such rights are provided, will be conditioned on the vesting of the award.

Other Stock-Based Awards. Under the 2010 Plan, our board of directors has the right to grant other awards based upon our common stock, with these awards having terms and conditions determined by the board. These awards may be paid in shares of our common stock or in cash.

Performance Conditions. The Compensation Committee of our board of directors, referred to herein as the Compensation Committee, may determine, at the time of grant, that a restricted stock award, RSU or other stock-based award granted to any individual who is, or whom the Compensation Committee determines may be, a “covered employee” under Section 162(m)(3) of the Code will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more of the following measures:

•	the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•	achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of businesses, technologies and assets;

•	new product or service releases;

•	the achievement of qualitative or quantitative performance measures set forth in operating plans approved by our board of directors from time to time;

•	specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment;

•	improvement of financial ratings;

•	achievement of balance sheet or income statement objectives; and/or

•	total stockholder return.

Such performance goals may be adjusted to exclude any one or more of:

•	extraordinary items;

•	gains or losses on the dispositions of discontinued operations;

•	the cumulative effects of changes in accounting principles;

•	the writedown of any asset; and/or

•	charges for restructuring and rationalization programs.

These performance goals may vary by participant and be different for different awards; be particular to a participant or department, business, subsidiary or other unit in which the participant works; and may cover any period specified by the Compensation Committee. These goals will, however, be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.

Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. With the consent of our board of directors, a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities to the extent the rules under Form S-8 would cover the transferee.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of our company and its subsidiaries, and of other business ventures in which we have a controlling interest, are eligible to be granted awards under the 2010 Plan. Under present law, however, incentive stock options may only be granted to employees of Infinity Pharmaceuticals, Inc. and its subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the 2010 Plan may not exceed 1,000,000 shares per calendar. For purposes of this limit, the combination of a stock option in tandem with SAR is treated as a single award.

Administration

The 2010 Plan is administered by our board of directors, which has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2010 Plan and to construe and interpret the provisions of the 2010 Plan. Pursuant to the terms of the 2010 Plan, our board of directors may delegate authority under the 2010 Plan to one or more committees or subcommittees of the board, and it has authorized the Compensation Committee to administer certain aspects of the 2010 Plan, including the granting of options to executive officers. In addition, our board of directors may authorize one or more of our officers to grant stock options to eligible participants other than our executive officers, subject to limitations set by the Compensation Committee. Our Chief Executive Officer and President, Adelene Q. Perkins, has been authorized to grant such stock options.

Subject to any applicable limitations contained in the 2010 Plan, our board of directors, the Compensation Committee, or any other committee to which the board delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of stock options (which may not be less than 100% of fair market value of our common stock on the date of grant);

•	the duration of stock options (which may not exceed 10 years); and

•	the number of shares of our common stock subject to any SAR, restricted stock award, RSU or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

Our board of directors is required to make appropriate adjustments in connection with the 2010 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2010 Plan also contains provisions addressing the consequences of any “Reorganization Event”, which is defined as:

•	any merger or consolidation of our company with or into another entity, as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction; or

•	any liquidation or dissolution of our company.

In connection with a Reorganization Event, our board of directors or the Compensation Committee may take any one or more of the following actions as to all or any outstanding Awards on such terms as the board or Compensation Committee determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice, provide that all unexercised stock options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event;

•	in the event of a Reorganization Event under the terms of which holders of our common stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, or Acquisition Price, make or provide for a cash payment to an award holder equal to (i) the Acquisition Price times the number of shares of our common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (ii) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•	provide that, in connection with a liquidation or dissolution of our company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and

•	any combination of the foregoing.

Unless otherwise provided for in the instrument evidencing any stock option, SAR or any other agreement between us and a 2010 Plan participant, effective immediately prior to a “Change in Control Event” (as this term is defined in the 2010 Plan), all stock options and SARs then outstanding will immediately become exercisable in full. Unless otherwise provided in the instrument evidencing a restricted stock award, RSU or any other agreement between us and a 2010 Plan participant, effective immediately prior to a Change in Control Event all restrictions and conditions on all restricted stock awards and RSUs then outstanding will automatically be deemed terminated and/or satisfied. Our board of directors may specify in an award at the time of grant the effect of a Change in Control Event on an other stock-based award. The deferred compensation rules of Section 409A of the Code may delay payment where such delay is required to comply with its rules or may cause, in certain circumstances, RSUs to be terminated without any payment in exchange for such termination.

Except as described above, our board of directors or the Compensation Committee may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under the 2010 Plan, subject, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with our company, or the acquisition by our company of property or stock of an entity, our board of directors may grant awards in substitution for any stock options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as the board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2010 Plan. Substitute Options will not count against the 2010 Plan’s overall share limit, except as may be required by the Code.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization, a Reorganization Event, or a Change in Control Event), the 2010 Plan provides that we may not:

•	amend any outstanding stock option or SAR granted under the 2010 Plan to provide an exercise or measurement price per share, as applicable, that is lower than the then-current price per share of such outstanding award;

•	cancel any outstanding option or SAR (whether or not granted under the 2010 Plan) and grant in substitution therefor new awards under the 2010 Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise price or measurement price per share lower than the then-current price per share of the cancelled award;

•	cancel in exchange for cash any outstanding stock option or SAR that then has an exercise or measurement price per share below the then-current fair market value of our common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

Our board of directors or the Compensation Committee may establish subplans under the 2010 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2010 Plan after May 25, 2020 but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2010 Plan or any portion thereof; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, our stockholders voted on four matters as follows:

1.	The following nine nominees were elected to our Board of Directors to serve for a one-year term expiring at the 2016 annual meeting of stockholders:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
José Baselga, M.D., Ph.D.	38,738,248	165,553	96,033	3,383,496
Jeffrey Berkowitz, J.D.	38,371,925	517,089	110,820	3,383,496
Anthony B. Evnin, Ph.D.	38,568,385	335,546	95,903	3,383,496
Gwen A. Fyfe, M.D.	38,579,309	315,201	105,324	3,383,496
Eric S. Lander, Ph.D.	38,571,640	334,945	93,249	3,383,496
Adelene Q. Perkins	38,150,024	640,172	209,638	3,383,496
Norman C. Selby	38,217,832	668,982	113,020	3,383,496
Ian F. Smith	38,846,700	55,401	97,733	3,383,496
Michael C. Venuti, Ph.D.	38,491,919	414,898	93,017	3,383,496

2.	Amendment No. 5 to our 2010 Plan was approved and an additional 2,300,000 shares of common stock were reserved for future issuance thereunder.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
28,004,607	10,901,292	93,935	3,383,496

3.	Amendment No. 2 to our 2013 Employee Stock Purchase Plan, or the 2013 ESPP, was approved and an additional 150,000 shares of common stock were reserved for future issuance thereunder.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
38,546,620	358,779	94,435	3,383,496

4.	The appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year was ratified.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
42,092,696	193,777	96,857	—

Item 8.01.	Other Events.

Additionally, at our Annual Meeting our stockholders approved Amendment No. 2 to our 2013 ESPP, and an additional 150,000 shares of common stock were reserved for future issuance thereunder, which amendment had previously been adopted by our Board of Directors, subject to stockholder approval. A copy of the 2013 ESPP, as amended, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is included in this report:

Exhibit No.	Description

10.1	2010 Stock Incentive Plan, as amended

99.1	2013 Employee Stock Purchase Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: June 16, 2015	By:	/s/ Lawrence E. Bloch, M.D., J.D.
Lawrence E. Bloch, M.D., J.D. EVP, Chief Financial Officer and Chief Business Officer